                       AMENDMENT TO PURCHASE AND SALE AGREEMENT


     THIS AGREEMENT made and entered into as of this 11th day of February, 1998, by and between C. BREWER HOMES, INC., a Delaware corporation ("Seller"), and STANFORD S. CARR DEVELOPMENT CORPORATION, a Hawaii corporation ("Purchaser").

                                   R E C I T A L S:

     WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement ("Agreement") dated of September 12, 1997;

     WHEREAS, pursuant to Section 5(d) of the Agreement, Seller has provided to Purchaser that certain ALTA boundary survey dated October 6, 1997 prepared by Warren S. Unemori Engineering, Inc. ("ALTA Survey");

     WHEREAS, the ALTA Survey reveals a number of encroachments onto the subject property;

     WHEREAS, Seller has annotated the ALTA Survey to identify by tax map key the various parcels from which the encroachments appear to emanate, a copy of which has been delivered to Purchaser;

     WHEREAS, Seller has prepared the chart describing said tax map key parcels together with a description of the encroachment relating to said parcels, a copy of which is attached hereto as Exhibit "C" and incorporated for all purposes hereof;

     WHEREAS, pursuant to Section 5(d) of the Agreement, Purchaser has notified Seller that it desires to proceed with the transactions contemplated by the Agreement, provided that the concerns of Seller and Purchaser relating to said encroachments are accommodated;

     WHEREAS, Seller and Purchaser are entering into this Amendment to accommodate said concerns, pursuant to and in compliance with Section 5(d) of the Agreement; and

     WHEREAS, Seller and Purchaser are entering into this Amendment to substitute the form of the Warranty Deed by which title will be conveyed from Seller to Purchaser.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other valuable consideration, receipt whereof is hereby acknowledged, Seller and Purchaser agree as follows:

     1. Section 1 of the Agreement shall be amended to delete on page 1, line 4 "24.642 acres" and to substitute "24.520 acres" and to delete on page 2, line 6 "3. Lot 10 (0.122)".

     2. Exhibit "B" attached hereto and incorporated for all purposes hereof shall substitute for Exhibit "B" referred to in Section 8 of the Agreement.

     3. Section 1 of the Agreement is hereby amended to add the following sentence after the sentence ending with the phrase, "... collectively referred to in this Agreement as the >Property=":

     "Notwithstanding the foregoing, the exact area and dimensions of that portion of the Property comprised of the Pending Eha Street Extension Subdivision shall be as described in the Subdivision, as defined in Section 1.A. below."

     4. Section 1.A. of the Agreement is hereby amended to add the following after the phrase, "... incorporated for all purposes herein":

     "..., and as may be further revised to exclude from the area to be sold by Seller and purchased by Purchaser all or a portion of the encroachments depicted on the ALTA survey map of Warren S. Unemori Engineering, Inc. dated October 6, 1997 ("ALTA Survey"), receipt whereof is hereby acknowledged by Seller and Purchaser;"

     5. Section 2 of the Agreement is hereby amended to add the following after the phrase "... shall be TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) in cash":

          "... as may be adjusted pursuant to the terms of this Agreement."

     6.  Section 5(d) is amended in its entirety to read as follows:

     "(d) Seller has had the Property staked and has provided, at its expense, the ALTA Survey of the Property. The ALTA Survey depicts various encroachments on the Property. Seller will make a good faith effort to adjust the boundaries of the Subdivision to exclude all of the encroachments listed in Exhibit "C" (except for those areas relating to Items 2, 3, 4 and 7 ), including all of the "L"-shaped area depicted in the southeast corner of the ALTA Survey. If the Subdivision is approved as set forth above and the parties close the transactions contemplated herein, then Seller shall continue to own the areas so excluded from the Subdivision after the closing and may, in its sole discretion and without the approval of Purchaser, retain such areas or convey or grant easements in all or a portion of such areas. The Purchase Price shall not be reduced to reflect any of the excluded areas. Notwithstanding the preceding sentence, the Purchase Price shall be reduced to reflect Area "A" (1,574 sq. ft.), Area "B" (1,506 sq. ft.), Area "C" (1,463 sq. ft.), Area "D"
     (1,139 sq. ft.) and Area "E" (91 sq. ft.), for an aggregate square footage of 5,773 sq. ft. or .122 acre, as shown on Exhibit "D" attached hereto and incorporated for all purposes hereof. With respect to such Areas "A" through "E", inclusive, the amount of the reduction in the Purchase Price shall be calculated as follows: 5,773 sq. DIVIDED by 1,068,091.2 sq. ft. (24.520 acres) MULTIPLIED by $2,000,000.00 OR
     $10,809.94 such that the adjusted Purchase Price shall be $1,989,190.06.

          If Seller obtains final approval of the Subdivision as described hereinabove on or before June 1, 1998, then Purchaser shall proceed with the closing and take title subject to the encroachments not excluded from the Subdivision. In the event that Purchaser, no later than fifteen (15) days following the date on which the Subdivision as described hereinabove is given final approval by the County of Maui, notifies Seller in writing that Purchaser desires Seller to grant easements in favor of certain persons with respect to certain encroachments, Purchaser shall also take title subject any such easements so granted by Seller to such persons designated by Purchaser. In addition, Purchaser shall indemnify, defend and hold Seller harmless from and against all claims, demands, costs, expenses, fees, losses or liabilities arising out of, or relating to, such encroachments identified on the ALTA Survey and as described in Exhibit "C", regardless of whether easements have been granted by Seller. The foregoing indemnification shall survive the closing of the transactions contemplated by this Agreement."

     7. Except as set forth above and notwithstanding the time limitations contained in Section 5(d) of the Agreement prior to the amendment thereof as set forth in Section 6 of this Amendment, the Agreement shall remain unchanged and is in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Purchaser:                              Seller:

STANFORD S. CARR DEVELOPMENT            C. BREWER HOMES, INC.
CORPORATION


By /s/ Standford S. Carr                By /s/ Seth A. Bakes
   -------------------------------         ---------------------------
      Its President                           Its President and Chief
                                                  Executive Officer


                                   By /s/ Edward T. Foley
                                      ------------------------------------
                                         Its Executive Vice President and
                                             Chief Financial Officer

                                     EXHIBIT "B"







          LAND COURT                                   REGULAR SYSTEM
AFTER RECORDATION, RETURN BY:  MAIL (  )  PICK-UP (  )


                                                            Total No. of Pages:

TMK No(s)_______:


                                LIMITED WARRANTY DEED


KNOW ALL BY THESE PRESENTS:

          That C. BREWER HOMES, INC., a Delaware corporation, whose address is at 255-A E. Waiko Road, Wailuku, HI 96793 (the "Grantor"), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid to Grantor by STANFORD S. CARR DEVELOPMENT CORPORATION, a Hawaii corporation, whose address is at 841 Bishop Street, Suite 2118, Honolulu, Hawaii 96813 (the "Grantee"), receipt whereof is hereby acknowledged, does by these presents grant, bargain, sell and convey unto said Grantee, as ITS SOLE PROPERTY, absolutely and in fee simple:

                    All of that certain real property more
          particularly described in Exhibit "A" attached hereto and incorporated herein by reference (the "Property").

          And the reversions, remainders, rents, issues and profits thereof and all of the estate, right, title and interest of Grantor, both at law and in equity, therein and thereto.

          TO HAVE AND TO HOLD the same, together with all buildings, improvements, tenements, hereditaments, rights, easements, privileges and appurtenances thereunto belonging or appertaining or held and enjoyed therewith unto said Grantee as aforesaid, absolutely and forever.

          And the Grantor does hereby covenant and agree to and with said Grantee that the Grantor is lawfully seised of the property described in Exhibit "A" for an estate in fee simple; that Grantor has good right to convey and to sell the property described herein; and that Grantor has not heretofore done, committed or willingly suffered to be done or committed, any act or thing whatsoever whereby the title and estate conveyed hereunder, or any part thereof, are or shall be charged or encumbered, except as is set forth in Exhibit "A", and that Grantor will WARRANT AND DEFEND the same unto Grantee against the lawful claims and demands of all persons claiming by, through or under Grantor, except as is herein provided;

          TO HAVE AND TO HOLD the same unto Grantee as aforesaid, to Grantee's use and benefit forever.

          SUBJECT, HOWEVER, to the Hawaii Right to Farm Act, Hawaii Revised Statutes Chapter 165, as amended, which limits the circumstances under which pre-existing farming activities may be deemed a nuisance.

          EXCEPTING AND RESERVING in favor of Grantor and its successors and assigns all water and water rights within or appurtenant to the Property; provided, however, that in the exercise of said rights, Grantor and its successors and assigns shall not have the right to drill for water or otherwise disturb the surface of the land or any improvements thereon.

          SUBJECT TO, AND EXCEPTING AND RESERVING, as appurtenant to the lands which are located adjacent to or in the vicinity of the Property in agricultural operation (the "Agricultural Properties"), the unrestricted right to engage in any type of farming operation, including, but not limited to, open burning, percolating, evaporating, fertilizing, milling, generating power, water diversion, plowing, grading, storing, hauling, spraying pesticides or herbicides, irrigating, crop dusting, and all other activities incidental to the planting, farming, harvesting and processing of agricultural products and by-products, which operations may from time to time cause the transmission, discharge, or emission of surface water runoff, noise, smoke, dust, light, heat, vapors, odors, chemicals, vibrations or other nuisances over or upon the Property. Grantee hereby accepts the foregoing conditions and any inconvenience, irritation or annoyance which Grantee may experience as a result of the presence and operation of the Agricultural Properties in the vicinity of the Project, and Grantee does hereby assume, on Grantee's own behalf and on behalf of Grantee's tenants, lessees, families, servants, guests, invitees, licensees, employees, or other persons who may occupy or otherwise use the Property, any and all risk of impairment of the use and enjoyment of the Property, loss of market value of the Property, or any damage to property or personal injury or illness arising from the presence and operation of the Agricultural Properties. Grantee hereby further understands and acknowledges that neither Grantor, the owners of the Agricultural Properties, nor any of their related entities, affiliates, successors-in-title or assigns, may be held liable for any impairment of the use and enjoyment of the Property, loss of market value of the Property, or any damage to property or personal injury or illness arising from the presence and operation of the Agricultural Properties.

          Grantee acknowledges that the Property is being conveyed in an "AS IS, WHERE IS" condition "WITH ALL FAULTS". Grantee herein represents to Grantor that Grantee knows, will have examined and will have investigated, to the full and complete satisfaction of Grantee, the physical nature and condition of the Property, or Grantee will have waived such knowledge, examination and investigation. Grantee further acknowledges that, except as expressly set forth in that certain Purchase and Sale Agreement by and between the parties dated September 12, 1997 (the "Purchase and Sale Agreement"), as amended February __,1998, neither Grantor nor any agent, attorney, employee or representative of Grantor has made or will make any representation whatsoever regarding the Property or the subject matter of the sale provided for in said Purchase and Sale Agreement, or any part thereof, including, without limiting the generality of the foregoing, representations as to the condition of the Property, the value or profitability of the Property or the suitability of the Property for Grantee's intended use or for any use whatsoever, any applicable building, zoning or fire laws or regulations or compliance therewith or the existence of or compliance with any required permits or licenses, if any, of any governmental agencies, the availability or existence of any water, sewer or other utilities, public or private, any warranty as to the structural, mechanical, electrical, air-conditioning, and ventilating systems of the Property, the existence or absence of any hazardous materials, the accuracy or validity of any documents furnished to Grantee or executed with respect to the Property, surveys, permits, or soils reports. Grantee agrees that Grantee has relied and will be relying solely on Grantee's own inspection and review of all aspects of the Property with respect to all of the foregoing matters; provided, however, that Grantee may rely upon the representations and warranties of Grantor expressly set forth in the Purchase and Sale Agreement. Grantee assumes the risk that adverse physical conditions may not have been revealed by its own investigations and examinations. Further, Grantee assumes the risk of all changes in zoning, land use, and other laws, ordinances, rules or regulations and adverse governmental action of any kind that might affect the Property or Grantee's intended use of the Property.

          IT IS MUTUALLY AGREED that the terms "Grantor" and "Grantee", as and when used herein, or any pronouns used in place thereof, shall mean and include the masculine or feminine, the singular or plural number, individuals or corporations and their and each of their respective successors, successors in trust, heirs, legal representatives and permitted assigns, according to the context thereof, and that if these presents shall be signed by two (2) or more Grantors or Grantees, all covenants of such parties shall be and for all purposes deemed to be joint and several.

                      -- THE NEXT PAGE IS THE SIGNATURE PAGE --

          IN WITNESS WHEREOF, the parties hereto have executed these presents on the ______ day of February, 1998.


                                        C. BREWER HOMES, INC., a Delaware
                                        corporation


                                        By
                                          --------------------------------
                                            Name:
                                            Title:


                                        By
                                          --------------------------------
                                            Name:
                                            Title:

                                                                 Grantor


                                        STANFORD S. CARR DEVELOPMENT
                                        CORPORATION, a Hawaii corporation


                                        By
                                           --------------------------------
                                            Name:
                                            Title:


                                        By
                                          --------------------------------
                                            Name:
                                            Title:

                                                                      Grantee